Exhibit 21

SUBSIDIARIES

          The following are lists of consolidated subsidiaries of First Horizon National Corporation (“FHNC”) and of First Tennessee Bank National Association (“FTBNA”), information concerning a consolidated entity not controlled by FHNC, and information concerning certain unconsolidated entities, all at December 31, 2005. Each consolidated entity is 100% owned by its immediate parent, except as described below in note (2) to the FHNC table and notes (3) and (4) to the FTBNA table, and all are included in the Consolidated Financial Statements.

Direct Consolidated Entities of FHNC:

Entity	Type of Ownership by FHNC	Jurisdiction of Incorporation/ Organization

First Tennessee Bank National Association (1)	Direct	United States
Hickory Capital Corporation	Direct	Tennessee
Highland Capital Management Corp.	Direct	Tennessee
Martin & Company, Inc.	Direct	Tennessee
Mountain Financial Company*	Direct	Tennessee
Norlen Life Insurance Company	Direct	Arizona
WTB Capital Trust (2)	Direct	Delaware

*	Inactive at December 31, 2005.

(1)

At December 31, 2005, 300,000 shares of non-voting preferred stock issued by this subsidiary are outstanding and are not owned by FHNC. That preferred stock has an aggregate liquidation preference amount of $300,000,000 and is not participating with the common stock in the event of liquidation. Divisions of this subsidiary do business in certain jurisdictions under the following names: First Express, First Horizon, First Horizon Bank, First Horizon Equity Lending, People’s Bank, FTN Financial Capital Markets, Gulf Pacific Mortgage, and First Horizon Money Center.

(2)

This consolidated entity is a Delaware statutory business trust. FHNC owns all of the preferred (nonvoting) interests in the trust, but none of the common (voting) interests. The preferred interests represent approximately 97% of the total interests measured by stated liquidation amounts.

Consolidated Subsidiaries of FTBNA:

Subsidiary of FTBNA	Type of Ownership by FTBNA	Jurisdiction of Incorporation/ Organization

Check Consultants, Incorporated*	Direct	Tennessee
Community Money Center, Inc.*	Direct	Tennessee
First Express Remittance Processing, Inc.	Direct	Tennessee
First Horizon Insurance Services, Inc.	Direct	Tennessee
FHMSH, Inc.	Direct	Delaware
First Horizon Merchant Services, Inc. (1)	Indirect	Tennessee
Global Card Services, Inc. (1)	Indirect	Florida
First Horizon Mint Distribution, Inc.	Direct	Tennessee
First Horizon Money Center, Inc.*	Direct	Tennessee
First Horizon MSaver, Inc.	Direct	Tennessee

First Tennessee ABS, Inc.*	Direct	Delaware
First Tennessee Brokerage, Inc.	Direct	Tennessee
First Tennessee Equipment Finance Corporation	Direct	Tennessee
First Tennessee Housing Corporation	Direct	Tennessee
CC Community Development Holdings, Inc.	Indirect	Tennessee
First Tennessee Insurance Services, Inc.	Direct	Tennessee
First Tennessee Merchant Equipment, Inc.*	Direct	Tennessee
FT Building, LLC	Direct	Tennessee
FT Insurance Corporation	Direct	Alabama
FT Mortgage Holding Corporation (3)	Direct	Delaware
Federal Flood Certification Corporation	Indirect	Texas
FHEL, Inc.	Indirect	Delaware
FHRF, Inc. (3)	Indirect	Delaware
First Horizon Mortgage Loan Corporation (3)	Indirect	Delaware
FT Real Estate Securities Company, Inc. (3)	Indirect	Arkansas
FHRIII, LLC	Indirect	Delaware
FHTRS, Inc.	Indirect	Delaware
FH-FF Mortgage Services, L.P. (3)	Indirect	Delaware
FHR Holding, Inc.	Indirect	Delaware
FHRV, LLC	Indirect	Delaware
FHRVI, LLC	Indirect	Delaware
First Horizon Home Loan Corporation	Indirect	Kansas
First Tennessee Mortgage Services, Inc.	Indirect	Tennessee
FHREC, Inc.	Indirect	Delaware
FHRIV, LLC	Indirect	Delaware
First Horizon Asset Securities, Inc.	Indirect	Delaware
FT Real Estate Information Mortgage Solutions Holdings, Inc.	Indirect	Delaware
FT Real Estate Information Mortgage Solutions, Inc.	Indirect	Delaware
Total Mortgage Solutions, LP (4)	Indirect	Delaware
FT Reinsurance Company	Indirect	South Carolina
FTN Financial Capital Assets Corporation	Direct	Tennessee
FTN Financial Securities Corp.	Direct	Tennessee
FTN Financial Securitization Corporation	Direct	Delaware
FTN Investment Corp.	Direct	Delaware
FTN Midwest Securities Corp.	Direct	Delaware
Healthcare Acquisition Parent, LLC*	Indirect	Delaware
Healthcare Acquisition Partners Holdings, LLC*	Indirect	Delaware
FTN Premium Services, Inc.	Direct	Tennessee
FTN Ramp, LLC*	Direct	Delaware
Hickory Venture Capital Corporation	Direct	Alabama
JPO, Inc.	Direct	Tennessee
JV Mortgage Solutions LLC (4)	Direct	Delaware

Synaxis Group, Inc.	Direct	Delaware
SFSR, Inc.	Indirect	Tennessee
Employers Risk Services, Inc.	Indirect	Kentucky
Merritt & McKenzie, Inc.	Indirect	Georgia
Synaxis, Inc.	Indirect	Tennessee
Synaxis Insurance Services, Inc.	Indirect	Tennessee
Synaxis Risk Services, Inc.	Indirect	Tennessee
Van Meter Insurance, Inc.	Indirect	Kentucky

*	Inactive at December 31, 2005.

(1)	Substantially affected, after December 31, 2005, by asset sale described in FHNC’s Current Report on Form 8-K dated January 31, 2006.

(2)	Divisions of this subsidiary do business in certain jurisdictions under the following names: First Horizon Home Loans, First Horizon Lending Center, McGuire Mortgage, OneLoan.

(3)	The following subsidiaries are not wholly-owned by their immediate parent:

FT Mortgage Holding Corporation	FHNC owns <1% of the common stock with the balance owned by the subsidiary’s immediate parent.

FHRF, Inc.	First Tennessee Mortgage Services, Inc. owns 1.01% of the common stock with the balance owned by the subsidiary’s immediate parent.

First Horizon Mortgage Loan Corporation	FHNC owns <1% of the common stock directly with the balance of the common stock owned by the subsidiary’s immediate parent.

FT Real Estate Securities Company, Inc.	FHNC owns <1% of the common stock with the balance of the common stock owned by the subsidiary’s immediate parent. Some preferred stock is not owned directly or indirectly by FHNC.

FH-FF Mortgage Services, L.P.	FHTRS, Inc. owns a 99% limited partnership interest and First Tennessee Mortgage Services, Inc. owns a 1% general partnership interest.

(4)	The following consolidated subsidiaries are not wholly-owned directly or indirectly by FHNC:

JV Mortgage Solutions, LLC	First Tennessee Bank National Association owns 50%.

Total Mortgage Solutions, LP	FT Real Estate Information Mortgage Solutions, Inc. owns 49.5% and JV Mortgage Solutions, LLC owns 1%.

Unconsolidated Entities:

FHNC owns 100% of the common securities of the following unconsolidated entities:

          First Tennessee Capital I, a Delaware business trust

          First Tennessee Capital II, a Delaware business trust